   As filed with the Securities and Exchange Commission on December 9, 1999.
                                                Registration No. 333-
                                                                     -----------

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                                   XCEED, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                         13-3006788

         (State or Other Jurisdiction of        (I.R.S. Employer
         Incorporation or Organization)        Identification No.)

                               488 MADISON AVENUE
                                    3RD FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 419-1200

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         EMPLOYEE STOCK OPTION AGREEMENT
                              (Full Title of Plan)

                         ------------------------------

                    WERNER G. HAASE, CHIEF EXECUTIVE OFFICER
                               488 MADISON AVENUE
                                    3RD FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 419-1200

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   Copies to:
                            Victoria A. Baylin, Esq.
                     Akin, Gump, Strauss, Hauer & Feld, LLP
                          1333 New Hampshire Avenue, NW
                                    Suite 400
                              Washington, DC 20036
                                 (202) 887-4000

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------  -----------------------  ----------------  ---------------------  ------------------
                                                                           PROPOSED
                                                                            MAXIMUM         PROPOSED MAXIMUM           AMOUNT OF
                                                     AMOUNT TO             AGGREGATE       AGGREGATE OFFERING         REGISTRATION
    TITLE OF SECURITIES TO BE REGISTERED          BE REGISTERED(1)      PRICE PER SHARE          PRICE                    FEE
---------------------------------------------  -----------------------  ----------------  ---------------------  ------------------
     Common Stock, $.01 par value                  1,000,000 shares          $6.00(2)             $6,000,000              $1,584
---------------------------------------------  -----------------------  ----------------  ---------------------  ==================

(1) This registration statement covers shares of common stock of Xceed, Inc. that may be offered or sold pursuant to the Employee Stock Option Agreement described herein. This registration statement also relates to an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act.

(2) Calculated pursuant to Rule 457(h) for the purpose of computing the registration fee, based upon the price at which the outstanding options may be exercised.

Reoffer Prospectus

                                   XCEED, INC.

                               488 Madison Avenue

                            New York, New York 10022

                        1,000,000 SHARES OF COMMON STOCK

         This reoffer prospectus relates to 1,000,000 shares of our common stock, which may be offered for resale from time to time by the shareholder of Xceed identified in this reoffer prospectus for his own benefit. The selling shareholder acquired the common stock pursuant to his employment agreement with the Company. This reoffer prospectus also covers such additional shares of common stock as may be issuable to the selling shareholder in the event of a stock dividend, stock split, recapitalization or other similar change in the common stock.

         Xceed's common stock trades on the NASDAQ National Market System under the symbol "XCED." On December 8, 1999, the closing price of Xceed's common stock, as reported by the Nasdaq was $37.38 per share. It is anticipated that the selling shareholder will offer the common stock for sale at prevailing prices on the Nasdaq on the date of sale. We will receive no part of the proceeds of sales made hereunder.

         INVESTING IN THE COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this reoffer prospectus is December 9, 1999.

                                   XCEED, INC.

         Xceed delivers Internet strategy consulting and comprehensive, high impact e-commerce and e-business business solutions by assisting organizations of all sizes in leveraging the Internet to boost revenues, reduce costs, deepen relationships with customers, suppliers, employees and other key business partners.

         During the past three months, we have acquired four companies engaged in operations such as internet development, custom software design, systems administration, and strategic consulting in the areas of mergers and acquisitions, process management, and large systems implementation. These acquisitions have allowed us to expand our existing operations as well as develop a more expansive presence nationally. Additionally, as a result of these acquisitions, we were able to enlarge our staff and gain personnel with expertise in the areas of systems solutions, consulting, e-business and e-commerce.

                                  RISK FACTORS

         A PURCHASE OF OUR SHARES INVOLVES RISKS. WE LIST BELOW SOME RISKS THAT COULD HARM OUR BUSINESS, FINANCIAL CONDITIONS, OPERATING RESULTS AND STOCK PRICE. OTHER RISKS THAT WE CANNOT NOW FORESEE MIGHT ALSO HURT US. YOU SHOULD CAREFULLY CONSIDER THESE FACTORS AND THE OTHER INFORMATION IN THIS REOFFER PROSPECTUS IN EVALUATING XCEED AND DECIDING WHETHER TO PURCHASE OUR COMMON STOCK.

VERY LIMITED OPERATING HISTORY

         Because Xceed has changed its business model, there exists limited historical data on which to base the evaluation of the Company's results. Companies in an early stage of development frequently face extra risks as they evolve and grow. Further, the need for Xceed to ramp up in terms of human resources and infrastructure in order to generate critical mass as a strong competitor will only be achieved by significant expenditures, which will, for a period of time, run ahead of revenues. Particular challenges faced by Xceed are
(i) its evolving business model in the sector (ii) the management of internal and acquired growth, and (iii) the Company's successful divestiture of non-strategic assets. To successfully manage these risks, Xceed must continue to strengthen its infrastructure, market presence and brand as well as hire and retain competent staff. Failing to achieve any of these tasks successfully, the company's performance may be poor and the price of its equities affected negatively.

OPERATING LOSS

         We have incurred Operating Losses and will continue to do so. For Fiscal 1999, the first year of operating in the Internet Sector, we are showing an operating loss of $12,506,000. Although we have achieved revenue growth, we may not be able to sustain such growth in light of changed market and/or economic conditions. Therefore our operating results could worsen significantly. In addition, since we will continue to invest in acquisitions, brand identity and infrastructure, we can expect to incur operating losses through Fiscal Year 2000. Moreover, any inability on our part to control costs could seriously affect our future operations.

RISKS RELATED TO THE INTEGRATION OF ACQUISITIONS.

         Our growth strategy envisions continued growth through acquisitions within and outside the United States. Acquiring companies entails a series of specific risks, namely:

o Failure to retain key personnel.

o Management's deflection from focus on basic business needs.

o Disputes with the sellers of one or more acquired companies.

o Adverse affects on operating results from increase in goodwill amortization, stock compensation expense and increased compensation expenses.

o The assumption of potentially hidden liabilities within one of the acquired entities.

o If cash will be used for future acquisitions, we may need to secure additional financing and, such financing, may not be available on favorite terms or at all; alternatively, if the Company issues stock to complete future acquisitions, existing shareholders will experience a dilution of their ownership.

MANAGING GROWTH

         Our rapid growth since entering the sector has imposed strains on our operational, managerial, financial and other resources. The Company believes that it will need to engage additional staff to support the growth. Therefore, the strain placed on the Company's operational and financial systems and the need for improvement and expansion will continue.

SIGNIFICANT ADDITIONAL CAPITAL

         Xceed may need to raise significant additional capital for future liquidity and capital requirements. The need for raising capital may depend on factors such as timing and amount of funds required for or generated by operations; pace of future acquisitions and unanticipated business opportunities.

         Xceed may seek to raise funds through public and/or private financing and/or joint ventures. Such funding may only be available in part, not at all or at terms adverse to us. Further, we may have to sell stock at prices lower than those paid for by current shareholders leading to dilution, or we may have to sell stocks or debt instruments with rights superior to holders of common stock. Debt financing may result in restricted operating flexibility on part of management. If adequate funding on acceptable terms cannot be obtained, we may be unable to pursue our growth plans, compete vigorously or seize onto business opportunities.

NEED TO ESTABLISH BRAND

         We are relatively unknown in the Internet Sector. We believe that brand or identity together with the fusion of Internet strategy, creative services, technology and solid methodology will be the decisive factors for our future success. Therefore, we will need to fund a significant and costly branding campaign. If our branding campaign is unsuccessful, or if we incur excessive expense, our business and operating results as well as our financial condition will be negatively impacted.

OUR STOCK IS VOLATILE

         Our Common Stock has been and is likely to be volatile in the future. Fluctuating quarterly operating results could translate into wide fluctuating prices in our stock. Likewise, our stock price may also respond negatively to the announcements of competitors or general economic or stock market conditions unrelated to our operating performance as well as other events or factors.

OUR DEPENDENCE ON KEY CUSTOMERS

         As our client engagements have become more substantial, certain key customer relationships have started to evolve. Such key customer relationships could represent a significant percentage of revenues generated by the Company. A loss or reduction of such key customer revenues could result in a decline of revenue and earnings. For Fiscal 1999, one client, Pfizer, Inc., accounted for approximately twenty four percent (24%) of our revenues.

INTELLECTUAL PROPERTY RIGHTS

         We rely upon a combination of trade secret, nondisclosure and other contractual arrangements to protect our proprietary rights. We enter into confidentiality agreements with our employees and generally require that our consultants and clients enter into such agreements and we limit access to and distribution of our proprietary information. There can be no assurance that the steps taken by us in this regard will be adequate to deter misappropriation of our proprietary information or that the Company will be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights.

RAPID TECHNOLOGICAL CHANGES

         Internet service providers are challenged by rapid changes in technology. As such it will require us to maintain our technical competence to effectively compete with other integrated marketing service providers as well as traditional advertising agencies. There can be no assurance that we will be successful in providing competitive solutions to our clients. Failure to do so could result in the loss of existing customers or the inability to attract and retain new customers, and as a result, this could have a material adverse effect on our business, financial condition and operating results.

PROJECT PROFIT EXPOSURES;  NEED TO DEVELOP RECURRING REVENUE

         A significant amount of our Internet professional services revenue is based on project fees on a fixed fee-for-service basis. As such, we assume greater financial risk on fixed-price type contracts than on either time- and material- or cost-reimbursable contracts. Failure to anticipate technical problems, estimate costs accurately or control costs during performance of a fixed-price contract may reduce our profit or cause a loss. Short-term engagements create less exposure than a long-term fixed-price contract. In the event we do not accurately anticipate the progress of a number of significant revenue-generating projects, it could have a material adverse effect on our operating results. Additionally, engagements can cover periods from one month to years. Our future success will depend in part on our ability to convert more project-by-project relationships to continuing engagements characterized by recurring revenue. There can be no assurance that such efforts will be successful.

DEPENDENCE ON MANAGEMENT

         We are significantly dependent upon the continued availability of Scott Mednick, our Chairman and Chief Strategic Officer, Werner Haase, our Co-Chairman and CEO, and William Zabit, our President. Mr. Haase is under an employment agreement with us which expires in May 2001. Both Mr. Zabit and Mr. Mednick are under employment agreements with us until December 2002; however, Mr. Mednick's agreement allows him to resign after July 2000. The loss or unavailability of Mr. Mednick, Mr. Haase or Mr. Zabit to us for an extended period of time could have a material adverse effect on our business operations and prospects. To the extent that Mr. Mednick's, Mr. Haase's or Mr. Zabit's services would be unavailable to us for any reason, we would be required to procure other personnel to manage and operate us. There can be no assurance that we would be able to locate or employ such qualified personnel on acceptable terms. At the present time, we do not have "key man" life insurance covering any of our principal officers.

CONTROL

         Werner Haase, our Co-Chairman and CEO, and his wife Nurit Kahane, who is a Senior Vice President, own together a total of 2,153,900 shares of our common stock, and Mr. Zabit owns 1,048,675 shares, which together represent approximately 17.5% of the total shares outstanding. Under Delaware law, a simple majority of stockholders may constitute a quorum for a meeting of stockholders and may effect any action requiring a vote of stockholders. There are no requirements for supermajority votes on any matter, nor is there any cumulative voting for directors. Therefore, Mr. Haase, his wife and Mr. Zabit jointly will be in a position to substantially influence the election of directors and the conduct of our affairs.

FUTURE SALES OF COMMON STOCK

         As of the current time, there are presently 18,266,599 shares of our common stock outstanding. Approximately 8,300,000 of the outstanding shares are deemed to be "restricted securities" ("Restricted Securities") within the meaning of Rule 144 promulgated under the Securities Act of 1933 (the "Act") by virtue of the fact that they are held by our "affiliates". Of the Restricted Securities, approximately 700,000 are currently eligible for public sale in accordance with Rule 144. Sales made pursuant to Rule 144 could have an adverse effect on the price of our common stock.

YEAR 2000 COMPLIANCE

         We have taken remedial steps to ensure that our computer systems are compliant with the Year 2000 ("Y2K"). In this regard, The Performance Group has purchased for internal operations new personal computers (PCS) which have been tested by the National Software Testing Laboratories (NSTL) and have been certified as Y2K compliant. With respect to client support, the division has upgraded our software at no extra cost and is compliant with Y2K. With respect to our internal software affecting accounting systems and telecommunications, we have purchased additional equipment in order to achieve Y2K compliance in this area. However, it is conceivable that we may experience operational difficulties because of undetected errors or defects in the technology we employ.

NO DIVIDENDS

         We have not paid any cash dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, we do not anticipate paying any cash dividends in the foreseeable future. It is anticipated that earnings, if any, which may be generated from operations will be used to finance our operations.

                                 USE OF PROCEEDS

         The purpose of this offering is to resell the common stock acquired by the selling shareholder from the Company pursuant to his employment agreement with the Company. The shares of common stock offered by this reoffer prospectus are being sold for the account of the selling shareholder. Xceed will not receive any proceeds from the sale of such common stock. The proceeds received from the purchase of the common stock from Xceed by the selling shareholder are being added to Xceed's general funds.

                              SELLING SHAREHOLDERS

         The following table sets forth as of December 9, 1999:

o the name of the selling shareholder who may sell common stock pursuant to this reoffer prospectus and his relationship with Xceed for the past three years;

o the number of shares of common stock that the selling shareholder beneficially owned;

o the number of shares of common stock which may be offered for the account of the selling shareholder by this reoffer prospectus; and

o amount and percentage of shares of common stock to be owned by the selling shareholder if such selling shareholder were to sell all of the common stock being offered hereunder.


----------------------------------------- --------------------- ---------------------- -----------------------------
SELLING SHAREHOLDER AND RELATIONSHIP TO     SHARES OF COMMON      MAXIMUM NUMBER OF          COMMON STOCK
                 XCEED                           STOCK            SHARES OF COMMON         BENEFICIALLY OWNED
                                              BENEFICIALLY              STOCK               AFTER OFFERING
                                                 OWNED               TO BE SOLD           NUMBER      PERCENTAGE
----------------------------------------- --------------------- ---------------------- -----------------------------
Scott Mednick, Chairman and Chief                1,000,000 (1)           1,000,000 (2)         0             0
Strategic Officer
----------------------------------------- --------------------- ---------------------- --------------- =============


  (1) Does not include options for 300,000 shares awarded to Mr. Mednick during fiscal year 1999. Such options vest August 3, 2000 at the rate of 100,000 per year commencing on that date, except that the vesting may be accelerated under certain circumstances: a change in control, or the receipt by us of at least $150,000 from an underwritten public offering, or revenues of $75 million exclusive of revenues granted from first aid and travel agency operations.

  (2) All 1,000,000 shares are issuable upon options that are currently exercisable.


                              PLAN OF DISTRIBUTION

         The selling shareholder has not advised Xceed of any specific plans for the distribution of the common stock covered by this reoffer prospectus. However, if and when the common stock is sold, it is anticipated that the shares will be sold from time to time primarily in transactions on Nasdaq at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise.

         The selling shareholder may effect transactions by selling to or through broker-dealers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholder and/or the purchasers of the common stock for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling shareholder and any broker-dealers that act in connection with the sale of the common stock hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. In that event, any commissions received by them and any profit on the resale of the common stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The common stock covered by this reoffer prospectus also may be sold pursuant to Rule 144 under the Securities Act rather than pursuant to this reoffer prospectus.

         All expenses, including legal fees, of registration incurred in connection with this offering are being borne by Xceed, but all selling and other expenses incurred by the selling shareholder will be borne by the selling shareholder.

                                  LEGAL MATTERS

         The validity of the issuance of the common stock offered hereby has been passed upon by Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference from Xceed's Annual Report on Form 10-K for the year ended August 31, 1999, have been audited by Holtz Rubenstein & Co., LLP, independent auditors, as set forth in their report included in those financial statements and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the reports of Holtz Rubenstein & Co., LLP pertaining to such financial statements given upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The address of the SEC's office in Washington, D.C. is 450 Fifth Street, N.W., Washington, D.C. 20549.

         Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. In addition, you may read and copy our SEC filings and other information at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below:

o Xceed's annual report on Form 10-K for the fiscal year ended August 31, 1999, pursuant to Section 13 of the Securities Exchange Act of 1934 (File No. 000-13049);

o The description of Xceed's common stock contained in the Registration Statement on Form 8-A, filed December 14, 1984, as incorporated from Registration Statement No. 2-90512-NY, filed July 10, 1984, and as updated by the Registration Statement on Form S-1 (Registration No. 33-23910) declared effective on October 31, 1988, and by the definitive proxy statement filed January 8, 1998 by predecessors of the Company.

o All documents Xceed will subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this reoffer prospectus and to be part hereof from the date of filing such documents.

         Xceed hereby undertakes to provide without charge to each person to whom a copy of this reoffer prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference into this reoffer prospectus. Requests for such copies should be directed to the Secretary, Xceed, Inc., 488 Madison Avenue, 3rd Floor, New York, New York 10022, telephone (212) 448-1100.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     You should rely only on the information contained in this reoffer prospectus. We have not authorized anyone to provide you with different information. The selling shareholder is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this reoffer prospectus is accurate as of any date other than the date on the front of this reoffer prospectus.

                   TABLE OF CONTENTS

                                                 PAGE

Xceed, Inc..................................        2
Risk Factors................................        2
Use of Proceeds.............................        6
Selling Shareholders........................        6
Plan of Distribution........................        6
Legal Matters...............................        7
Experts.....................................        7
Available Information.......................        7
Incorporation of Certain
   Information by Reference.................        7





                                1,000,000 Shares

                                   XCEED, INC.

                                  Common Stock
                           (par value $.01 per share)

                               REOFFER PROSPECTUS

                                December 9, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, including any amendments thereto, which have been or shall be filed by Xceed, Inc. with the Securities and Exchange Commission are incorporated herein by reference and shall be deemed to be a part hereof from the date of filing such documents.

         (a) Xceed's annual report on Form 10-K for the fiscal year ended August 31, 1999, pursuant to Section 13 of the Securities Exchange Act of 1934;

         (b) The description of Xceed's common stock contained in the Registration Statement on Form 8-A, filed December 14,
                  1984, as incorporated from Registration Statement
                  No. 2-90512-NY, filed July 10, 1984, and as updated by the Registration Statement on Form S-1 (Registration No. 33-23910) declared effective on October 31, 1988, and by the definitive proxy statement filed January 8, 1998 by predecessors of the Company.

         All documents subsequently filed by Xceed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement, but prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered by this registration statement have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement. Each document incorporated by reference into this registration statement shall be deemed to be a part of this registration statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this registration statement or by any document that constitutes part of the prospectus relating to the Employee Stock Option Agreement that meets the requirements of Section 10(a) of the Securities Act.

ITEM 4. DESCRIPTION OF SECURITIES.

         Xceed's common stock is registered pursuant to Section 12 of the Exchange Act. Therefore, the description of securities is omitted.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides (1) that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; (2) that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; (3) that indemnification provided for by
Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and (4) that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, article seventh of our certificate of incorporation, as amended, provides that none of our directors shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (1) for any breach of the director's duty of loyalty to Xceed or our stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) under
Section 174; or (4) for any transaction from which the director derived an improper personal benefit. We shall, to the fullest extent permitted by Section 145, as amended from time to time, indemnify all persons whom we may indemnify pursuant thereto.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.

         EXHIBIT
         NUMBER            DESCRIPTION

         4.1               -        Employment Agreement dated July 17, 1998 between Xceed, Inc. and Scott Mednick
                                    (Incorporated by reference from our Registration Statement on Form S-3, Amendment
                                    No. 5, filed with the Commission on November 19, 1998).

         4.2               -        Stock Option Agreement dated September 1, 1998 between Xceed, Inc. and Scott
                                    Mednick;

         5.1               -        Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to the legality of the securities being registered;

         23.1              -        Consent of Holtz Rubenstein & Co., LLP;

         23.2              -        Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1);

         24.1              -        Power of Attorney (included on the signature page of this prospectus).

ITEM 9. UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                           Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Xceed certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 7, 1999.

                                       XCEED, INC.

                              By:      /s/Werner G. Haase
                                       ----------------------------------------
                                       Werner G. Haase, Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Werner G. Haase and Scott Mednick, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement, any and all amendments thereto (including post-effective amendments), any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, and any amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      SIGNATURE                                            CAPACITY                     DATE

/s/Werner G. Haase                               Co-Chairman of the Board       December 7, 1999
-----------------------------                    and Chief Executive
(Werner G. Haase)                                Officer (Principal
                                                 Executive Officer)


/s/Scott Mednick                                 Chairman of the Board and      December 7, 1999
-----------------------------                    Chief Strategic Officer
(Scott Mednick)


/s/John P. Gandolfo                              Vice President and             December 7, 1999
---------------------------------                Chief Financial Officer
(John P. Gandolfo)                               (Principal Financial and
                                                 Accounting Officer)

      SIGNATURE                                            CAPACITY                     DATE

/s/William Zabit                                 President and Director         December 7, 1999
-------------------
(William Zabit)


/s/Terry Anderson                                Director                       December 7, 1999
-------------------
(Terry Anderson)


/s/John Bermingham                               Director                       December 7, 1999
-------------------
(John Bermingham)


/s/Norman Docteroff                              Director                       December 7, 1999
-------------------
(Norman Docteroff)

                                    EXHIBITS

         EXHIBIT
         NUMBER            DESCRIPTION
         4.1               -        Employment Agreement dated July 17, 1998 between Xceed, Inc. and Scott Mednick
                                    (Incorporated by reference from our Registration Statement on Form S-3, Amendment
                                    No. 5, filed with the Commission on November 19, 1998).

         4.2               -        Stock Option Agreement dated September 1, 1998 between Xceed, Inc. and Scott
                                    Mednick;

         5.1               -        Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to the legality of the securities being registered;

         23.1              -        Consent of Holtz Rubenstein & Co., LLP;

         23.2              -        Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1);

         24.1              -        Power of Attorney (included on the signature page of this prospectus).